                                                                    Exhibit 10.2
                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------



     THIS AGREEMENT is made as of the 7th day of August, 1995, by and between FILM ROMAN, INC., a California corporation, 12020 Chandler Street, North Hollywood, California 91607 ("Company") and WILLIAM SCHULTZ, 106 Bell Canyon Road, Bell Canyon, California 91037 ("Executive").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Employment:
          ----------

          1.1. Company shall employ Executive and Executive accepts such employment with the Company upon the terms and conditions set forth in this agreement.

          1.2. During the Term (defined below) Executive shall serve as Executive Vice President, with services to be of the same type and commensurate with those currently being rendered by Executive; Executive shall have such additional titles with respect to the Company's subsidiaries and divisions, if any, as are designated by Company's Board of Directors (the "Board"). The Board shall have the final determination as to the type and nature of services to be rendered hereunder.

          1.3. Executive shall report to the President and the Executive shall devote his best efforts and his full business time (as required by the President or the Board) and attention to the business and affairs of Company and its subsidiaries if any. In connection with the foregoing, Executive shall be expected to render services at such times (including full business hours and, if required, evenings, weekends and holidays) and at such places as the Board may from time to time designate; provided, however, that if Company were to designate or to determine that Executive is to render services outside of the Metropolitan Los Angeles Area, Executive shall not be required to render such services for any continuous period of more than thirty (30) days without his consent.

          1.4. Executive shall perform his duties and responsibility to the best of his abilities in a diligent, trustworthy, business-like and efficient manner.

          1.5. Reference is made to Company's "Employee Handbook" as the same may be currently in effect or hereafter modified (modifications, if any, which are inconsistent with specific provisions of this agreement shall not be deemed incorporated herein). Executive acknowledges that he has reviewed and is aware of the contents of such handbook. Said Employee Handbook shall be deemed a part of this agreement.

          1.6. Executive shall cooperate with Company to enable Company to obtain, at its expense, life insurance on the life of Executive for the benefit of Company in such amounts as Company may from time to time determine.

     2.   Term:
          ----

          2.1. The term (herein "Term") of this agreement shall commence as of the date hereof and shall continue, unless sooner terminated as elsewhere provided, for three (3) consecutive years (the "initial term").

          2.2. Company shall have the option at its election to extend the Term for an additional one (1) year period (the "first extended term") commencing immediately upon expiration of the initial term and continuing for one (1) year thereafter.

          2.3. If Company exercises its option as provided in paragraph 2.2. above then Company shall have a further option to extend the term of this agreement for one (1) additional year (the "second extended term") commencing immediately upon expiration of the first extended term and continuing for one
(1) year thereafter.

          2.4. The term "year" as used above means each period of fifty-two (52) consecutive weeks; provided however that if the term were to expire in the middle of any week, the term shall be deemed extended so as to expire on the Friday of such week. If Company elects to exercise the option referred to in either paragraph 2.2. or 2.3. above, or both, it shall give Executive at least four (4) months prior written notice to such effect.

     3.   Termination:
          -----------

          3.1.  Company's Right to Terminate:   Company shall have the right to
                ----------------------------
terminate this agreement prior to the expiration date specified herein:

                (i)   Upon the death of Executive;

                (ii) For cause ("cause" as used herein means (a) commission of a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance with respect to Company, (b) conduct tending to bring Company into substantial public disgrace or disrepute, (c) gross negligence or willful misconduct with respect to Company or (d) any other material breach of this agreement. Company shall be entitled to terminate this agreement pursuant to clauses

     (c) and (d) herein only if Executive fails to cure such defect within fourteen (14) days following his receipt of written notice of his failure to satisfy his obligations under this agreement.

               (iii)  As provided in paragraphs 10.1 and 11.2 below;

               (iv)   Without cause.

          3.2. Executive's Right to Terminate:   If Phil Roman should cease to
               ------------------------------
be President of Company and if anyone other than Executive thereafter commences serving as President, or if at any time Executive is required to report to anyone other than Phil Roman as President, Executive, by giving written notice to such effect within one hundred and twenty (120) days after such event, may resign as of thirty (30) days after the date when such notice is given.

          3.3. Effect of Termination:
               ---------------------

               (a) With Cause:   If Company terminates this agreement for cause
                   ----------
Company shall have no further obligation to pay Executive any salary payments (other than accrued but unpaid salary or expense reimbursement, if any) and no further obligation to pay any bonuses other than those theretofore earned, but unpaid. Except as otherwise provided in paragraph 6.1 hereof any unexercised stock options shall be cancelled as of such termination. Company may repurchase any of its stock then held by Executive at fair market value therefor, except that in the case of stock acquired through the Executive Stock Options Plan (defined below) such repurchase, if any, shall be at ninety (90%) percent of then fair market value (the term "fair market value" as used in this agreement shall have the same meaning here as in the "Employee Stock Option" Plan referred to below).

               (b) Death, Disability:   In the event of termination of this
                   -----------------
agreement for death or disability Company shall have the obligation to pay any accrued (but unpaid) salary, expense reimbursement and vacation pay and bonus, if any, for the year when such event occurs (pro-rated to reflect the number of days worked in such year prior to termination). Executive (or his heirs) shall retain both his Executive Stock Option rights and Employee Stock Option Plan rights which shall be treated as partially or fully vested upon such termination as the Chief Executive Officer may determine in his discretion, subject to Company's repurchase rights and other rights with respect to said Plans as defined below.

               (c) Without Cause:   In the event Company terminates this
                   -------------
agreement without cause Company shall have the obligation to pay accrued bonus, if any, for the year when such termination occurs (pro-rated to reflect the number of days worked in such year prior to termination) vacation and unpaid expense reimbursement and all remaining salary for the remainder of the then current term; provided however that salary payments due hereunder shall be mitigated and reduced by any payments which Executive may receive during such period for services rendered whether as an employee, an independent contractor, or as a self-employed person. If Executive were to render services through a corporation or company controlled by him, the "net earnings" (i.e. cash receipts less cash expenses) of said company attributable to his services would be deemed Executive's earnings for purposes of this paragraph. Executive will retain all stock option rights theretofore granted, all of which will be treated as fully vested on such termination, subject to Company's repurchase rights and other provisions of the Employee Stock Option plan applicable thereto, as defined below.

               (d) Executive Termination:   If Executive terminates under
                   ---------------------
paragraph 3.2 above, Company shall have no further obligation to Executive except for obligations required by law (e.g. COBRA) and for obligations to pay any accrued (but unpaid) salary, pro-rated bonus (pro-rated to reflect number of days worked in such year prior to termination) and/or accrued vacation pay, fringe benefits and reimbursement of business expenses. Executive shall retain all Stock Option rights to the extent then vested, subject to the repurchase (at fair market value) and other provisions of the Employee Stock Option Plan applicable thereto, as defined below.

     4.   Salary and Bonuses:   Subject to paragraph 3.3(c), provided Executive
          ------------------
fully and faithfully renders all services required hereunder and is not otherwise in breach hereof, Company will pay salary in equal weekly or by-weekly installments and bonuses as follows:

          4.1             Salary:
                          ------

          (a)             Initial term            -   $250,000.00 per year

          (b)             First extended term     -   $275,000.00 (if Company
                                                      achieves 90% of Earnings
                                                      Before Taxes (EBT)
                                                      projections described
                                                      below for the initial term
                                                      in the aggregate (averaged
                                                      over the initial term),
                                                      then salary for the first
                                                      extended term shall be
                                                      increased to $300,000.00).

          (c)             Second extended term    -   $300,000.00 (if Company
                                                      achieves 90% of EBT
                                                      projections for the first
                                                      4 years in the aggregate
                                                      (averaged over said
                                                      years), then salary for
                                                      the second extended term
                                                      shall be increased to
                                                      $325,000.00)



          4.2  Incentive Bonuses:  At the end of each calendar year during the
               -----------------
Term, if Executive has been continuously employed by Company throughout the Term

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

through the last day of such year, Executive shall be eligible to receive an annual bonus ("Bonus"); except that in the event of termination during such year because of Executive's death or disability or without cause or termination by Executive under paragraph 3.2 the provisions of paragraph 3 shall apply. The Bonus for each calendar year will be based on the relationship of EBT to Projected EBT for such calendar year. The maximum Bonus for each calendar year shall be 100% of Executive's base salary for such calendar year. The minimum Bonus for 1995 shall be $40,000.00 which minimum amount may not be deferred (as provided below) but shall be paid by December 31, 1995. Except as provided in the preceding sentences the Bonus for any calendar year shall be paid by Company to the Executive promptly after determination thereof but in no event more than one hundred and twenty (120) days after the end of such calendar year; except that if the Company is not in a positive "Free Cash Flow" (as defined in Articles) position at the time when the Bonus is earned payment of the Bonus shall be deferred until such time as cash is available for such payment (as determined by the Board).

          The Projected EBT for 1995-99 is as follows:

               1995   -      $ 1,837,000.00
               1996   -      $ 2,973,000.00
               1997   -      $11,606,000.00
               1998   -      $23,410,000.00
               1999   -      $33,431,000.00

          The table set forth below indicates the percentage of the Bonus which will be payable to the Executive for varying levels of achievement of projected EBT during each calendar year.


         Percentage of
       Projected EBT Obtained       Percentage of Bonus Earned
       ----------------------       --------------------------
         75-79% (1997 only)                     25%

         70-79% (1998 only)                     25%

         65-79% (1999 only)                     25%

         80-84% (1997-99 only)                  30%

         85-89%                                 35%

         90-94%                                 40%

         95-99%                                 45%

                                       5


       100%                                     50%

       over 100%                                50% + 1/2% for each percentage
                                                point by which EBT obtained
                                                exceeds 100% of Projected EBT,
                                                up to a maximum of 100% of
                                                salary.

          4.3. Additional bonuses, if any, (other than the guaranteed incentive bonuses described above) may be paid at the discretion of the Compensation Committee.

          4.4. Company's obligation for payment of compensation hereunder shall be subject to all present and future laws, rules, regulations and executive orders affecting such obligation. No withholding, deduction, reduction or limitation of payments hereunder by reason of any such law, rule, regulation or order shall be deemed a breach of this agreement or relieve Executive from Executive's obligations hereunder or give Executive any right to terminate this agreement. If Company is unable to make full payments hereunder because of any wage control law or regulation, Company shall pay Executive any portion of such payment (which is not paid when due) at such time when such law or regulation no longer prohibits such payment (unless such law or regulation prohibits such retroactive payments).

     5.   Expenses; Benefits:
          ------------------

          5.1. (a) Executive is authorized to incur reasonable expenses in connection with Company's activity in such amounts as may be from time to time established by the Board. Company agrees to pay or to reimburse Executive for such expenses which are reasonably incurred by Executive on behalf of or for the benefit of Company upon the presentation by Executive from time to time of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, and such other information as Company may reasonably require, together with such receipt showing payments as Executive has been able to obtain.

               (b) Without limiting the foregoing, Executive shall be entitled to use a Company credit card and phone card in connection with his activities hereunder. Further, Executive shall be entitled to reimbursements for any travel expenses (other than normal travel by car and travel to and from work), in accordance with Company policy, as well as phone and cellular phone expenses which are reasonably and necessarily incurred by Executive on behalf of Company.

          5.2. Executive shall receive a car allowance in the gross amount of five hundred ($500.00) dollars per month throughout the Term of the agreement (to be reported on Form W-2).

          5.3    Additional Benefits:   During the Term, Executive shall also be
                 -------------------
entitled to and shall be accorded all rights and benefits under any disability insurance, life insurance, health and major medical insurance policy or policies, and any other plans or benefits (excepting stock option plans, equity appreciation plans, profit sharing or pension plans [other than the 401-K Plan] or the like) which Company may provide for senior executive officers of Company or for employees generally during the Term.

     6.   Executive Stock Options:
          -----------------------

          6.1 The Company hereby grants to Executive options ("Executive Stock Options") to purchase 60,000 shares of Company's common stock at an exercise price of $0.01 per share. Such options are exercisable immediately and will remain exercisable during Executive's employment with Company and for a period of one (1) year following the expiration of his employment with Company or until a liquidity event (i.e. an IPO or transfer of type covered under paragraph 8.2 below), if later.

          6.2 Shares issued pursuant to Executive Stock Options shall be subject to restrictions on transferability, repurchase rights at their then fair market value (except that if Executive is terminated for cause, repurchase shall be at 90% of then market value) and the like to same extent as shares issued pursuant to Employee Stock Option Plan. Without limiting the foregoing, all provisions of the Employee Stock Option Plan defined below which are not expressly contrary to the provisions of this paragraph 6 shall be deemed fully applicable and a part of the grant of Executive stock options hereunder.

     7.   Employee Stock Options:
          ----------------------

          7.1 In addition to the Executive Stock Options granted Executive, Executive will be entitled to participate in the Stock Option Plan ("Employee Stock Option Plan") to be created for Company's executives. Company will use its best efforts to adopt such a Plan as soon as possible following the execution of this agreement. Said Plan shall include usual provisions included in a non-qualified stock option plan including the right to satisfy the exercise price with cash, promissory notes (if secured to the reasonable satisfaction of Company) or stock in the Company. Executive acknowledges that such Plan is not intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986 as amended and is to be considered in all respects as "non-qualified." Under the Plan Executive will receive an immediate grant of options (to vest equally over five years) to purchase 50,000 shares of Company's common stock at the exercise price equal to its then fair market value (as defined in the Employee Stock Option Plan). Said options shall remain exercisable for a period of ten (10) years from the date of the grant unless they terminate sooner pursuant to the terms of this agreement. Executive's rights will otherwise be identical to those of the other participants in the Plan and he will be subject to the Plan's arrangements, terms and conditions. If Company decides to use a vehicle other than stock options to provide benefits to its executives, Executive will be entitled to participate in such an arrangement, in lieu of the arrangement described here, and will receive, to the maximum extent possible, the economic equivalent of what he would have been entitled to under this paragraph.

          7.2 In addition Executive will receive an immediate grant of options to purchase an additional 74,000 shares of Company's stock (to be newly issued shares, but considered a part of the Employee Stock Option Plan), at the exercise price equal to its then fair market value (as defined in the Employee Stock Option Plan) at the time of the grant. Subject to earlier vesting as provided below, one-half of said shares shall vest at the commencement of the first extended term if Company exercises its option for the fourth year and one-half shall vest at the commencement of the second extended term if Company exercises its option for the fifth year. Notwithstanding the foregoing, if in any year during the initial term the Company achieves 90% of projected EBT for such year, then one-sixth (rounded) of said shares (i.e. 12,333) shall immediately vest upon determination that such projection has been met. If Company fails to achieve the EBT projections for any such year, but if in any subsequent year or years (during the initial term) Company achieves greater than 90% of projected EBT with the result that the average for such years meet 90% of projected EBT for all such years then one-sixth (rounded) of said shares (i.e. 12,333) shall vest with respect to each year with respect to which such average has been achieved. Said options shall remain exercisable for a period of ten
(10) years from the date of the grant unless they terminate sooner pursuant to the terms of this agreement.

          7.3 Executive's rights will otherwise be identical to those of the other participants in the Plan and he will be bound by such arrangement's terms and conditions. However, the Plan will provide that if a participant has been continuously employed by Company from the date hereof until a change of control (as defined in the Plan),the portion of the Option which has not vested and become exercisable at the date of such event will vest and become exercisable simultaneously with the consummation of such event. Any portion of the option which is not exercised prior to or in connection with a change of control will expire and be forfeited upon consummation of such event, unless the sale of said shares is restricted by law.

     8.   Other Provisions Regarding Stock Options:
          ----------------------------------------

          8.1 In the event that the Compensation Committee of the Board shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase shares of the Company at a price substantially below fair market value, or other similar corporate event affects the shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Employee Stock Option Plan, the Compensation Committee shall, in its discretion, and in such manner as it may deem equitable, adjust (i) the number and kind of shares subject to outstanding options, and (ii) the grant or exercise price with respect to any option and/or, if deemed appropriate, make provision for a cash payment to Executive; provided, however, that the number of shares subject to any option or other award shall always be a whole number.

          8.2 Notwithstanding anything above to the contrary, with respect to stock options granted under paragraphs 6 and 7.1, Company may elect to require Executive to exercise such options on a cashless basis, deducting from the number of option shares to be received a number of shares equal in value to the exercise price of the option as determined in accordance with paragraph 6.1 or the provisions of the Employee Stock Option plan, as applicable.

     9.   Registration; Come-Along:
          ------------------------

          9.1 If at the time Company registers any of its common stock, the Executive owns or elects to exercise the option with respect to any shares of common stock, Company agrees that Company shall concurrently with the registration of its common stock, register at its cost the common stock then owned by Executive or as to which Executive then exercises an option, if so requested in writing by Executive. Company will seek to register any shares held by Executive promptly after any Initial Public Offering subject to discretion of the underwriter.

          9.2 If Phil Roman transfers all or a majority of his interest in Company other than by gift or devise Executive shall have the right to require his shares (or the same proportionate amount thereof) be transferred as a part of that transaction on the same terms as Roman's.

     10.  Incapacity:
          ----------

          10.1 If Executive is physically or mentally incapacitated from rendering services hereunder, and if Employee's incapacity or disability shall continue for a period or aggregate of periods of four (4) months or more during any year of the Term of this agreement, Company may, at its option, terminate and cancel Executive's employment hereunder by notice mailed or delivered to Executive at any time prior to Executive's return to work hereunder. Executive shall be deemed to be physically or mentally incapacitated if Executive is unable for any reason whatsoever to devote full time to the business of the Company, as determined by the Board.

          10.2 If Company determines that Executive is permanently disabled and if Executive does not agree, determination shall be made by a panel of three (3) doctors, the first to be chosen by Company, the second to be chosen by Executive and the third to be chosen by the first two. Any doctor selected by a party will not be affiliated, associated or related to the party selecting that doctor in any manner whatsoever. The opinion of a majority of the panel of doctors shall be binding on the parties hereto. Each party shall bear its own cost for their own doctor, and the parties shall split the cost of the third doctor (unless it is determined that Executive is not permanently incapacitated, in which even all doctor costs shall be borne by Company). The definition of incapacity in this paragraph 10 shall be controlling between the parties and shall be deemed substituted with respect to Executive for the definition of "Permanent Disability" as set forth in the Employee Stock Option Plan.

     11.  Force Majeure; Discontinuance of Business:
          -----------------------------------------

          11.1. If Company is prevented from or materially hampered or interrupted in conducting its business by reason of any present or future statute, law, ordinance, regulation, order, judgment or decree, or by reason of any act of God, or by reason of any contingency beyond the control of Company (other than economic events), then, if at such time all executive salaries (including Phil Roman's) are suspended thereafter, Executive's services and compensation hereunder may be suspended as often as any such event occurs and during such period of time as any such event continues while all such other executive salaries continue to be suspended. The term of this agreement shall automatically be extended by the period of any suspension hereunder.

          11.2. If Company shall discontinue operating its business, whether because of an adjudication of bankruptcy or insolvency, transfer of assets to a receiver, or for any other reason whatsoever, then this agreement shall terminate effective as of such discontinuance of business. Such termination shall be considered the same as a termination without cause.

     12.  Company's Rights:
          ----------------

          12.1. All results and proceeds of Executive's services hereunder shall be the sole and absolute property of Company for any and all purposes whatsoever, in perpetuity.

          12.2. Company shall have the right to use, disseminate, reproduce, print and publish Executive's name, likeness, voice and biographical material concerning Executive as news or informative matter in connection with Company's business.


          12.3. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to Company's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by Company or its predecessor belong to Company or such subsidiary. Executive will promptly disclose to the Board and perform all actions reasonably requested by the Board (whether during or after the Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     13.  Confidential Information:
          ------------------------

          Executive acknowledges that the information, observations, work product, trade secrets and data obtained by him while employed by Company and its subsidiaries concerning the business or affairs of the Company or any subsidiary thereof ("Confidential Information") are the property of Company or such subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act or
(ii) must be disclosed under a subpoena or other governmental order or (iii) was possessed by Executive prior to his employment by the Company. Executive shall deliver to Company at the termination of the employment period, or at any other time Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, work product or the business of Company or any subsidiary which he may then possess or have under his control.

     14.  Non-Compete, Non-Solicitation:
          -----------------------------

          14.1 Executive acknowledges that in the course of his employment with Company he has and will become familiar with Confidential Information concerning Company and its subsidiaries and that his services have been and will be of special, unique and extraordinary value to Company and its subsidiaries. Therefore during the Term Executive will not be an employee, consultant, advisor, director, shareholder or partner of any other person, firm or corporation; provided that Executive may, in any event, own up to five (5%) percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in an over-the-counter market. The restrictions hereof shall immediately terminate and be of no further force or effect if Executive's employment is terminated by Company without cause.

          14.2 During Executive's employment and for three (3) years after the end of the Term Executive will not attempt to hire or to solicit (for his own purposes or for any other company) any employee of or independent contractor rendering services to Company. Further during Executive's employment and for three (3) years after the end of the Term Executive will not (i) transfer or attempt to transfer any projects in which Company is involved (whether in negotiation, development or production) from Company to himself or to any other company and/or (ii) encourage any company or business with whom Company is doing business (e.g. a network or other exhibitor) from ceasing to do business with Company with respect to any project which is then in negotiation, development or production; provided however that, during such three (3)year period, the submission of projects (other than projects in which Company is involved as aforesaid) to potential contractees (such as a network) shall not be considered a violation of this non-solicitation clause (notwithstanding that such project might be considered competitive to projects of Company).

     15.  Notices:    All notices required to be given hereunder shall be in
          -------
writing and shall be delivered personally, electronically, or by express, certified or registered mail to the respective addresses of the parties hereto set forth elsewhere in this Agreement, or at such other addresses as may be designated by written notice. Delivery of any notice shall be deemed conclusively made (i) if personally delivered at the time of delivery, (ii) if delivered by transmittal over electronic or telephonic transmitting devices (such as telex or telecopy) to the addressee's telecopy or telex number, at the time of transmittal, provided that the party to whom the notice is delivered has a compatible device, (iii) if delivered by any private overnight express mail service, twenty-four (24) hours after deposit with such service (this period shall be seventy-two (72) hours if addressed to or from a party outside the United States), (iv) if mailed, properly addressed and postage prepaid, three
(3) business days from date of mailing (seven (7) business days if mailed to or from a country other than U.S.). A copy of any notice hereunder to Company shall also be given to the Law Offices of Dixon Q. Dern, 1901 Avenue of the Stars, Suite 400, Los Angeles, California 9967; a copy of any notice to Executive shall also be given to Samuel Isreal, Esq., Cohen, Primiani & Foster, 2029 Century Park East, Los Angeles, California 90067.

     16.  Arbitration:
          -----------

          Any controversy or claim arising out of, or relating to, this agreement, the breach thereof, or the coverage of this arbitration provision shall be settled by arbitration pursuant to the provisions of Section 1280, et seq. of the California Code of Civil Procedure (or such substitute provisions therefor then in effect); provided, that any arbitrator(s) selected shall have experience in or knowledge of the business(es) in which Company is engaged. Any such arbitration shall be conducted in Los Angeles, California. The arbitration of such issues, including the determination of the amount of any damages suffered by any party hereof by reason of the acts or omissions of another shall be to the exclusion of any court of law except as set forth below. The decision of the arbitrators or a majority of them shall be final and binding on all parties and their respective heirs, executors, administrators, successors and assigns. Any action to secure a judicial confirmation of the arbitration award may be brought in any state or federal court of competent jurisdiction. If the parties or the arbitrators appointed by them are unable to agree upon the selection of a neutral arbitrator then either party may, at its election, require that the arbitration shall be conducted under the auspices and rules of the American Arbitration Association (AAA) and that the neutral arbitrator shall be selected by the AAA. Arbitration hereunder shall not, in any event, (i) prevent any party from seeking and obtaining equitable relief, including, but not limited to, prohibitory or mandatory injunctions, specific performance or extraordinary writs, in any court of law or equity having jurisdiction, nor (ii) prevent any party from joining any other party as defendant in any action brought by or against a third party, nor (iii) prevent any party from filing legal action hereunder to effectuate any attachment or garnishment, provided that such party stipulates in such action, at any other party's request, to arbitration on the merits of said case, nor (iv) prevent a party from filing legal action to compel arbitration under the arbitration provisions hereof.

       17.  General Provisions:
            ------------------

            17.1 Waiver:  A waiver by either party of any of the terms or
                 ------
conditions of this agreement in any one instance shall not be construed to be a waiver of such term or condition for the future, or any subsequent breach thereof; all remedies, rights, undertakings, obligations and agreements contained in this agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

            17.2 Construction:  This agreement shall be governed by and
                 ------------
construed in accordance with the laws of the State of California applicable to contracts entered into and fully to be performed therein. In view of the fact that this agreement was in whole or in part negotiated and entered into in California, the parties consent to and agree to submit to the jurisdiction of the courts of the State of California (and/or the federal courts within California), and each party agrees that service of process may be effected by mail (certified or registered mail, return receipt requested), to or by personal service upon such party (or any officer of a corporate party) at such party's address as set forth in this agreement or such other address as such party may specify in writing.

                 Wherever the context of this agreement requires it, each gender shall be deemed to embrace and include the others, and the singular shall be deemed to embrace and include the plural.

            17.3 Severability of Provisions:  If any provision hereof as applied
                 --------------------------
to either party or to any circumstance shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provisions hereof, the application of such provision in any other circumstances or the validity or enforceability hereof.

            17.4 Entire Understanding:  This agreement contains the entire
                 --------------------
understanding of the parties hereto relating to the subject matter herein contained and supercedes any and all prior negotiations, understanding and agreements between the parties (whether oral or in writing); this agreement cannot be changed, rescinded or terminated except by a writing signed by the Company.

          Without limiting the foregoing, this agreement supercedes the July 24, 1995 (Revised) Term Sheet between the parties, except that Company shall pay legal fees to the extent and as specified in paragraph 13 thereof.

          17.5 Successors and Assigns:  Except where expressly provided to the
               ----------------------
contrary, this agreement, and all provisions hereof, shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, assigns, administrators, executors, heirs and devisees.

          17.6 Paragraph Titles:  The titles of the paragraphs of this agreement
               ----------------
are for convenience only and shall not in any way affect the interpretation of any paragraphs of this agreement or of the agreement itself.


          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                     FILM ROMAN, INC.


                                     By  /signed by Authorized Signatory/
                                        ---------------------------------


                                        /s/ William Schultz
                                     -----------------------------------
                                     WILLIAM SCHULTZ

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